Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC

Houston, Texas

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of our reports dated March 2, 2015, relating to the consolidated financial statements and the effectiveness of Vanguard Natural Resources, LLC’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

February 11, 2016